Exhibit 99.01

NEWS RELEASE

For Immediate Release Date: November 2, 2011	Contact: Media Teresa Souza 915/543-5823	Investor Relations: Steve Busser 915/543-5983 Rachelle Williams 915/543-2257

El Paso Electric Announces Third Quarter Financial Results

Overview

•

For the third quarter of 2011, EE reported net income of $58.3 million, or $1.41 and $1.40 basic and diluted earnings per share. In the third quarter of 2010, EE reported net income of $60.2 million, or $1.40 and $1.39 basic and diluted earnings per share, and income before extraordinary item of $49.9 million, or $1.16 and $1.15 basic and diluted earnings per share, respectively.

•

For the nine months ended September 30, 2011, EE reported net income of $98.1 million, or $2.33 and $2.32 basic and diluted earnings per share. Net income for the nine months ended September 30, 2010 was $93.1 million, or $2.14 and $2.13 basic and diluted earnings per share, and income before extraordinary item for the same period was $82.9 million, or $1.90 and $1.89 basic and diluted earnings per share, respectively.

“Our strong third quarter results are primarily the result of the hotter than normal summer weather our service territory has experienced this year,” said David W. Stevens, Chief Executive Officer. “We established a new native peak record of 1,711MW in August 2011 which is almost a 6% increase over the 2010 peak. The third quarter 2011 results also included a favorable $4.5 million settlement in a dispute over transmission services.”

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

Earnings Summary

The table and explanations below present the major factors affecting 2011 net income relative to 2010 income before the extraordinary item in 2010.

	Quarter Ended			Nine Months Ended
	Pre-Tax Effect	After-Tax Income	Basic EPS	Pre-Tax Effect	After-Tax Income	Basic EPS
September 30, 2010		$49,896	$1.16		$82,852	$1.90
Changes in:
Retail non-fuel base revenue	$13,566	8,547	0.21	$31,527	19,862	0.47
Transmission revenues	3,430	2,161	0.05	4,721	2,974	0.07
Outside services	490	309	0.01	(2,169)	(1,367)	(0.03)
AFUDC	(1,761)	(1,486)	(0.04)	(2,018)	(1,717)	(0.04)
Taxes other than income taxes	(503)	(317)	(0.01)	(2,093)	(1,319)	(0.03)
Deregulated Palo Verde Unit 3 revenues	(101)	(64)	—	(1,596)	(1,006)	(0.03)
Retained off-system sales margins	(66)	(41)	—	(6,089)	(3,836)	(0.09)
Elimination of Medicare Part D tax benefit	—	—	—	—	4,787	0.11
Other		(684)	(0.02)		(3,144)	(0.08)

September 30, 2011		$58,321	1.36		$98,086	2.25

Change in weighted average number of shares			0.05			0.08

September 30, 2011			$1.41			$2.33

Third Quarter 2011

Earnings for the quarter ended September 30, 2011 when compared to the same period last year were positively affected by:

•

Increased retail non-fuel base revenues due to a 3.9% increase in kWh sales to retail customers reflecting hotter summer weather in the third quarter of 2011 as compared to the same period in 2010 and 1.7% growth in the average number of customers served. During the three months ended September 30, 2011, cooling degree days were over 11% above the same period in 2010 and 27% above the 30-year average.

•	Increased transmission revenues due to a settlement agreement with Tucson Electric Power Company involving a transmission dispute that resulted in one-time income of $4.5 million, pre-tax.

•	A decrease in the weighted average number of shares outstanding as a result of our common stock repurchase program resulting in an increase in basic earnings per share of $0.05.

Earnings for the quarter ended September 30, 2011 when compared to the same period last year was negatively affected by:

•	Decreased allowance for funds used during construction (AFUDC) primarily due to lower balances of construction work in progress subject to AFUDC.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

Year to Date

Earnings for the nine months ended September 30, 2011 when compared to the same period last year, were positively affected by:

•

Increased retail non-fuel base revenues due to a 3.2% increase in kWh sales to retail customers primarily due to hotter summer weather and a 1.5% growth in the average number of customers served in 2011 as compared to the same period in 2010. During the nine months ended September 30, 2011, cooling degree days were 15% above the same period in 2010 and 29% above the 30-year average. In addition, the increase reflects higher non-fuel base summer rates for Texas customers.

•

Lower income taxes in 2011 due to a one-time charge to income tax expense in 2010 to recognize a change in tax law enacted in the Patient Protection and Affordable Care Act to eliminate the tax benefit related to the Medicare Part D subsidies.

•	A decrease in the weighted average number of shares outstanding as a result of our common stock repurchase program resulting in an increase in basic earnings per share of $0.08.

•	Increased transmission revenues primarily due to a settlement agreement with Tucson Electric Power Company involving a transmission dispute that resulted in one-time income of $4.1 million, pre-tax.

Earnings for the nine months ended September 30, 2011 when compared to the same period last year were negatively affected by:

•

Decreased off-system sales margins due to lower average market prices for power and an increase in sharing of off-system sales margins with customers from 25% to 90% effective in July 2010. Off-system sales margins were negatively impacted by power purchases required for system reliability during extremely cold weather in February 2011 and when wildfires in June 2011 threatened key transmission lines in eastern Arizona and western New Mexico. The cost of this power was reserved pending a request for recovery.

•	Decreased AFUDC primarily due to lower balances of construction work in progress subject to AFUDC.

•	Increased outside services primarily related to regulatory activities and additional outside services related to software systems support and improvements.

•	Increased taxes other than income taxes due to increased revenue-related taxes in Texas and estimated property taxes.

•	Decreased deregulated Palo Verde Unit 3 revenues in 2011 due to lower proxy market prices, increased nuclear fuel prices, and decreased generation at Palo Verde Unit 3 in 2011.

Retail Non-fuel Base Revenues

Retail non-fuel base revenues increased by $13.6 million, pre-tax, or 7.6% in the third quarter of 2011 compared to the same period in 2010 primarily due to a 3.9% increase in kWh sales to retail customers reflecting hotter summer weather and 1.7% growth in the average number of customers served. During the three months ended September 30, 2011, cooling degree days were over 11% above the same period in 2010 and 27% above the 30-year average. KWh sales to residential customers and small commercial and industrial customers increased 9.8% and 3.9%, respectively, in the third quarter. Sales to other public authorities increased due to increased sales to Fort Bliss at higher non-fuel base rates. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 10 of the Release.

For the nine months ended September 30, 2011, retail non-fuel base revenues increased by $31.5 million, pre-tax, or 7.5% compared to the same period in 2010 primarily due to a 3.2% increase in kWh sales to retail customers, reflecting hotter summer weather, and 1.5% growth in the average number of customers served.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

During the nine months ended September 30, 2011, cooling degree days were 15% above the same period in 2010 and 29% above the 30-year average. KWh sales to residential customers and small commercial and industrial customers increased 6.1% and 3.1%, respectively, during the nine months ended September 30, 2011 compared to the same period last year. The increase in retail non-fuel base revenues is also due to the seasonal non-fuel base rates which became effective July 1, 2010 in Texas and which are higher in the summer months of May to October and lower in the winter months of November to April. Sales to other public authorities increased due to increased sales to Fort Bliss at higher non-fuel base rates. Non-fuel base revenues and kilowatt-hour sales are provided by customer class on page 12 of the Release.

Off-system Sales

We make off-system sales in the wholesale power markets when competitively priced excess power is available from our generating plants and purchased power contracts. The Company shared 25% of off-system sales margins with customers and retained 75% of off-system sales margins through June 30, 2010 pursuant to rate agreements in prior years. Effective July 1, 2010, we share 90% of off-system sales margins with customers and retain 10% of off-system sales margins. Off-system sales margins were negatively impacted by power purchases required for system reliability during extremely cold weather in February 2011 and when wildfires in June 2011 threatened key transmission lines in eastern Arizona and western New Mexico. We reserved for the cost of this power pending a request for recovery. Retained margins from off-system sales, including the reliability purchases, decreased approximately $0.1 million and $6.1 million for the three and nine months ended September 30, 2011, respectively, compared to the corresponding periods in 2010.

Palo Verde License Extension

On April 21, 2011, the Nuclear Regulatory Commission granted extensions in the operating licenses for all three units at Palo Verde. The operating licenses for Units 1, 2 and 3 will now expire in 2045, 2046, and 2047, respectively. For the second and third quarters of 2011 combined, the extension of the operating licenses reduced depreciation and amortization expense by approximately $5.3 million and reduced the accretion expense on the Palo Verde asset retirement obligation by approximately $2.0 million.

Rate Matters

On October 4, 2011, the El Paso City Council (the “City”) adopted a resolution ordering us to show cause why our base rates for electric service within the city limits of El Paso should not be lowered (the “Show Cause Order”) which the Company has appealed as discussed below. Pursuant to the Show Cause Order, we would be required to file a rate case with the City no later than February 1, 2012. The City would then have until the 185th day after the date that we file our rate case to make a determination regarding our base rates in the City of El Paso. On the same date we file our rate case with the City for rates inside the city limits, we plan to file a rate case with the other cities in our Texas service area and with the Public Utility Commission of Texas (PUCT) for rates outside any city limits.

The City conducted a hearing on temporary rates on October 25, 2011, and has scheduled an additional hearing on November 15, 2011. The revenues collected under temporary rates will be subject to true-up to the final rates approved by the PUCT. The ultimate authority to set our Texas electric rates is vested in the PUCT.

On October 27, 2011, we filed an appeal with the PUCT to set aside the City’s Show Cause Order or in the alternative issue an order staying the City’s Show Cause Order and corresponding jurisdictional deadlines until the City can establish that it has complied with Texas statutes. We intend to vigorously defend our rates, which were lawfully approved only last year by the City and the PUCT as just and reasonable. If the City succeeds in

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

implementing lower rates, the resulting lower rates would have a negative impact on our revenues, net income, and cash from operations.

Capital and Liquidity

We continue to maintain a strong capital structure to ensure access to capital markets at reasonable rates. At September 30, 2011, common stock equity represented 48.4% of our capitalization (common stock equity, long-term debt and the current maturities of long-term debt, and short-term borrowings under the revolving credit facility). At September 30, 2011, we had a balance of $7.7 million in cash and cash equivalents.

Cash flows from operations for the nine months ended September 30, 2011 were $178.9 million compared to $163.6 million in the corresponding period in 2010. The increase in cash flows from operations reflects the increase in net income before a non-cash extraordinary gain in 2010. Cash flows were also impacted by an increase in deferred income taxes, offset by the timing of collection of fuel revenues to recover actual fuel expenses in 2011 compared to 2010. The difference between fuel revenues collected and fuel expense incurred is deferred to be either refunded (over-recoveries) or surcharged (under-recoveries) to customers in the future. During the nine months ended September 30, 2011, the Company had an under-recovery of fuel costs, net of refunds, of $29.6 million as compared to an under-recovery, net of refunds, of $1.3 million during the nine months ended September 30, 2010. At September 30, 2011, we had a net fuel under-recovery balance of $10.6 million, including an under-recovery balance of $12.2 million in Texas partially offset by an over-recovery balance of $1.6 million in New Mexico.

During the nine months ended September 30, 2011, our primary capital requirements were for the construction and purchase of electric utility plant, purchases of nuclear fuel, the repurchase of common stock, and payment of common stock dividends. Capital requirements for new electric plant were $129.7 million for the nine months ended September 30, 2011 compared to $124.8 million for the nine months ended September 30, 2010.

On March 21, 2011, the Board of Directors authorized repurchases of up to 2.5 million additional shares of the Company’s outstanding common stock (the “2011 Plan”). During the nine months ended September 30, 2011, we repurchased 2,502,066 shares of common stock in the open market at an aggregate cost of $77.3 million including 1,591,317 shares repurchased in the third quarter at an aggregate cost of $51.0 million as authorized under both our previously authorized plan and under the 2011 Plan. As of September 30, 2011, 674,205 shares remain available for repurchase under the 2011 Plan. The Company currently expects to continue to repurchase shares in the open market from time to time.

We maintain a $200 million revolving credit facility for working capital and general corporate purposes and the financing of nuclear fuel through the Rio Grande Resources Trust (“RGRT”). RGRT is the trust through which we finance our portion of nuclear fuel for Palo Verde and is consolidated in the Company’s financial statements. The revolving credit facility has a term ending September 2014. The total amount borrowed for nuclear fuel by RGRT was $127.8 million at September 30, 2011 of which $17.8 million had been borrowed under the revolving credit facility and $110 million was borrowed through senior notes. At September 30, 2010, the total amount borrowed for nuclear fuel by RGRT was $124.1 million of which $14.1 million was borrowed under the revolving credit facility and $110 million was borrowed through senior notes. Interest costs on borrowings to finance nuclear fuel are accumulated by RGRT and charged to us as fuel is consumed and recovered from customers through fuel recovery charges. No borrowings were outstanding at September 30, 2011 under the revolving credit facility for working capital and general corporate purposes.

On September 30, 2011, we paid $9.2 million of quarterly dividends to shareholders. We have paid a total of $18.4 million in cash dividends during the nine months ended September 30, 2011. We expect to pay total cash dividends of approximately $27.6 million during 2011.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

We believe we have adequate liquidity through our current cash balances, cash from operations, and our revolving credit facility to meet all of our anticipated cash requirements for the next twelve months. In addition, we may seek to issue debt in the capital markets to finance capital requirements.

In October 2011, we received approval from the New Mexico Public Regulation Commission and the Federal Energy Regulatory Commission to amend and restate our $200 million revolving credit facility, which includes an option, subject to lenders’ approval, to expand the size to $300 million, and to incrementally issue up to $300 million of long-term debt as and when needed. The amended and restated facility will reduce our borrowing costs and extend the maturity from September 2014 to September 2016. Obtaining the ability to issue up to $300 million of new long-term debt, from time to time, provides us with the flexibility to access the debt capital markets when needed and when conditions are favorable.

2011 Earnings Guidance

We are revising our 2011 earnings guidance to a range of $2.40 to $2.60 per basic share from a range of $2.20 to $2.50 per basic share.

Conference Call

A conference call to discuss third quarter 2011 earnings is scheduled for 10:30 a.m. Eastern Time, November 2, 2011. The dial-in number is 888-466-4587 with a conference ID of 4631255. The conference leader will be Steven P. Busser, Vice President – Treasurer of EE. A replay will run through November 16, 2011 with a dial-in number of 888-203-1112 and a conference ID of 4631255. The conference call and presentation slides will be webcast live on EE’s website found at http://www.epelectric.com. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates; (ii) our rates in El Paso following the El Paso City Council’s resolution ordering EE to show cause why our base rates for El Paso customers should not be lower; (iii) recovery of capital investments and operating costs through rates in Texas and New Mexico; (iv) uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability; (v) unanticipated increased costs associated with scheduled and unscheduled outages; (vi) the size of our construction program and our ability to complete construction on budget and on time; (vii) costs at Palo Verde; (viii) deregulation and competition in the electric utility industry; (ix) possible increased costs of compliance with environmental or other laws, regulations and policies; (x) possible income tax and interest payments as a result of audit adjustments proposed by the IRS; (xi) uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets; and (xii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, http://www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric — P.O. Box 982 — El Paso, Texas 79960

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Quarter Ended September 30, 2011 and 2010

(In thousands except for per share data)

(Unaudited)

	2011	2010	Variance
Operating revenues, net of energy expenses:
Base revenues	$192,948	$179,641	$13,307 (a)
Off-system sales margins, net of sharing	157	223	(66)
Deregulated Palo Verde Unit 3 revenues	3,790	3,891	(101)
Other	11,859	8,064	3,795 (b)

Operating Revenues Net of Energy Expenses	208,754	191,819	16,935

Other operating expenses:
Other operations and maintenance	48,715	49,189	(474)
Palo Verde operations and maintenance	20,881	21,722	(841)
Taxes other than income taxes	16,628	16,125	503
Other income (deductions)	83	1,210	(1,127)

Earnings Before Interest, Taxes, Depreciation and Amortization	122,613	105,993	16,620 (c)

Depreciation and amortization	20,315	20,685	(370)
Interest on long-term debt	13,571	12,936	635
AFUDC and capitalized interest	3,505	4,744	(1,239)
Other interest expense	243	48	195

Income Before Income Taxes and Extraordinary Item	91,989	77,068	14,921

Income tax expense	33,668	27,172	6,496

Income Before Extraordinary Item	58,321	49,896	8,425

Extraordinary gain related to Texas regulatory assets, net of income tax expense of $5,769	—	10,286	(10,286)

Net Income	$58,321	$60,182	$(1,861)

Basic Earnings per Share:
Income before extraordinary item	$1.41	$1.16	$0.25
Extraordinary gain related to Texas regulatory assets, net of tax	—	0.24	(0.24)

Net Income	$1.41	$1.40	$0.01

Diluted Earnings per Share:
Income before extraordinary item	$1.40	$1.15	$0.25
Extraordinary gain related to Texas regulatory assets, net of tax	—	0.24	(0.24)

Net Income	$1.40	$1.39	$0.01

Dividends declared per share of common stock	$0.44	$—	$0.44

Weighted average number of shares outstanding	41,308	42,921	(1,613)

Weighted average number of shares and dilutive potential shares outstanding	41,565	43,104	(1,539)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $23.6 million and $22.3 million, respectively.
(b)	Includes $4.5 million related to the settlement of a transmission dispute with Tucson Electric Power Company.
(c)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.

El Paso Electric Company and Subsidiary

Consolidated Statements of Operations

Nine Months Ended September 30, 2011 and 2010

(In thousands except for per share data)

(Unaudited)

	2011	2010	Variance
Operating revenues, net of energy expenses:
Base revenues	$452,592	$420,863	$31,729 (a)
Off-system sales margins, net of sharing	(697)	5,392	(6,089)
Deregulated Palo Verde Unit 3 revenues	11,644	13,240	(1,596)
Other	25,084	19,645	5,439 (b)

Operating Revenues Net of Energy Expenses	488,623	459,140	29,483

Other operating expenses:
Other operations and maintenance	140,061	133,064	6,997
Palo Verde operations and maintenance	69,847	69,724	123
Taxes other than income taxes	43,131	41,038	2,093
Other income (deductions)	2,916	2,413	503

Earnings Before Interest, Taxes, Depreciation and Amortization	238,500	217,727	20,773 (c)

Depreciation and amortization	60,775	60,136	639
Interest on long-term debt	40,595	37,378	3,217
AFUDC and capitalized interest	14,142	13,578	564
Other interest expense	777	113	664

Income Before Income Taxes and Extraordinary Item	150,495	133,678	16,817

Income tax expense	52,409	50,826	1,583 (d)

Income Before Extraordinary Item	98,086	82,852	15,234

Extraordinary gain related to Texas regulatory assets, net of income tax expense of $5,769	—	10,286	(10,286)

Net Income	$98,086	$93,138	$4,948

Basic Earnings per Share:
Income before extraordinary item	$2.33	$1.90	$0.43
Extraordinary gain related to Texas regulatory assets, net of tax	—	0.24	(0.24)

Net Income	$2.33	$2.14	$0.19

Diluted Earnings per Share:
Income before extraordinary item	$2.32	$1.89	$0.43
Extraordinary gain related to Texas regulatory assets, net of tax	—	0.24	(0.24)

Net Income	$2.32	$2.13	$0.19

Dividends declared per share of common stock	$0.44	$—	$0.44

Weighted average number of shares outstanding	41,819	43,370	(1,551)

Weighted average number of shares and dilutive potential shares outstanding	42,051	43,505	(1,454)

(a)	Base revenues exclude fuel recovered through New Mexico base rates of $57.2 million and $55.9 million, respectively.
(b)	Includes $4.1 million related to the settlement of a transmission dispute with Tucson Electric Power Company.
(c)	EBITDA is a non-GAAP financial measure and is not a substitute for net income or other measures of financial performance in accordance with GAAP.
(d)	Income tax expense for the nine months ended September 30, 2010 includes a charge of $4,787 related to the Patient Protection and Affordable Care Act which eliminated of the tax benefit associated with the Medicare Part D subsidies beginning in 2013.

El Paso Electric Company and Subsidiary

Cash Flow Summary

Nine Months Ended September 30, 2011 and 2010

(In thousands and Unaudited)

	2011	2010
Cash flows from operating activities:
Net income	$98,086	$93,138
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization of electric plant in service	60,775	60,136
Extraordinary gain on Texas regulatory assets, net of tax	—	(10,286)
Deferred income taxes, net	46,338	17,088
Other	38,438	27,701
Change in working capital items:
Net recovery (deferral) of fuel revenues	(29,608)	(1,322)
Accounts receivable	(43,709)	(42,661)
Other	8,555	19,810

Net cash provided by operating activities	178,875	163,604

Cash flows from investing activities:
Cash additions to utility property, plant and equipment	(129,651)	(124,839)
Cash additions to nuclear fuel	(33,925)	(33,889)
Decommissioning trust funds	(9,473)	(8,271)
Other	(7,065)	(5,877)

Net cash used for investing activities	(180,114)	(172,876)

Cash flows from financing activities:
Repurchase of common stock	(64,783)	(30,217)
Dividends paid	(18,415)	—
Borrowings under the revolving credit facility	13,089	(92,898)
Proceeds from issuance of long-term private placement notes	—	110,000
Other	(92)	(2,455)

Net cash used for financing activities	(70,201)	(15,570)

Net decrease in cash and cash equivalents	(71,440)	(24,842)

Cash and cash equivalents at beginning of period	79,184	91,790

Cash and cash equivalents at end of period	$7,744	$66,948

El Paso Electric Company and Subsidiary

Quarter Ended September 30, 2011 and 2010

Sales and Revenues Statistics

			Increase (Decrease)
	2011	2010	Amount	Percentage
MWh sales:
Retail:
Residential	899,708	819,294	80,414	9.8%
Commercial and industrial, small	703,479	676,894	26,585	3.9%
Commercial and industrial, large	279,339	300,845	(21,506)	(7.1%)
Sales to public authorities	452,370	450,895	1,475	0.3%

Total retail sales	2,334,896	2,247,928	86,968	3.9%

Wholesale:
Sales for resale	21,046	17,019	4,027	23.7%
Off-system sales	726,753	804,558	(77,805)	(9.7%)

Total wholesale sales	747,799	821,577	(73,778)	(9.0%)

Total MWh sales	3,082,695	3,069,505	13,190	0.4%

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$82,465	$75,411	$7,054	9.4%
Commercial and industrial, small	64,929	61,857	3,072	5.0%
Commercial and industrial, large	13,597	13,126	471	3.6%
Sales to public authorities	31,570	28,601	2,969	10.4%

Total retail non-fuel base revenues	192,561	178,995	13,566	7.6%
Wholesale:
Sales for resale	387	646	(259)	(40.1%)

Total non-fuel base revenues	192,948	179,641	13,307	7.4%

Fuel revenues (a):
Recovered from customers during the period (b)	49,636	52,600	(2,964)	(5.6%)
Under (over) collection of fuel	3,786	(9,703)	13,489	—
New Mexico fuel in base rates	23,626	22,312	1,314	5.9%

Total fuel revenues	77,048	65,209	11,839	18.2%

Off-system sales:
Fuel cost	23,258	26,119	(2,861)	(11.0%)
Shared margins	1,310	1,879	(569)	(30.3%)
Retained margins	157	223	(66)	(29.6%)

Total off-system sales	24,725	28,221	(3,496)	(12.4%)

Other (c)	12,912	7,271	5,641	77.6%

Total operating revenues	$307,633	$280,342	$27,291	9.7%

Average number of retail customers:
Residential	336,738	332,920	3,818	1.1%
Commercial and industrial, small	38,292	36,150	2,142	5.9%
Commercial and industrial, large	51	48	3	6.3%
Sales to public authorities	4,637	4,420	217	4.9%

Total	379,718	373,538	6,180	1.7%

Number of retail customers (end of period):
Residential	337,088	333,162	3,926	1.2%
Commercial and industrial, small	38,441	36,592	1,849	5.1%
Commercial and industrial, large	51	49	2	4.1%
Sales to public authorities	4,601	4,803	(202)	(4.2%)

Total	380,181	374,606	5,575	1.5%

Weather statistics			30 Yr Average
Heating degree days	—	—	3
Cooling degree days	1,787	1,603	1,406

(a)	Includes deregulated Palo Verde Unit 3 revenues for the New Mexico jurisdiction of $3.8 million and $3.9 million, respectively.
(b)	Excludes $11.5 million refund in 2010 related to prior periods Texas deferred fuel revenues.
(c)	2011 includes $4.5 million related to the settlement of a transmission dispute with Tucson Electric Power Company.

El Paso Electric Company and Subsidiary

Quarter Ended September 30, 2011 and 2010

Generation and Purchased Power Statistics

			Increase (Decrease)
	2011	2010	Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	1,322,790	1,375,883	(53,093)	(3.9%)
Four Corners	174,628	173,298	1,330	0.8%
Gas plants	1,190,045	957,079	232,966	24.3%

Total generation	2,687,463	2,506,260	181,203	7.2%
Purchased power	616,113	768,878	(152,765)	(19.9%)

Total available energy	3,303,576	3,275,138	28,438	0.9%
Line losses and Company use	220,881	205,633	15,248	7.4%

Total MWh sold	3,082,695	3,069,505	13,190	0.4%

Palo Verde capacity factor	96.3%	100.2%	(3.9%)
Four Corners capacity factor	79.6%	75.5%	4.1%

El Paso Electric Company and Subsidiary

Nine Months Ended September 30, 2011 and 2010

Sales and Revenues Statistics

			Increase (Decrease)
	2011	2010	Amount	Percentage
MWh sales:
Retail:
Residential	2,078,247	1,958,670	119,577	6.1%
Commercial and industrial, small	1,816,081	1,762,224	53,857	3.1%
Commercial and industrial, large	817,549	826,553	(9,004)	(1.1%)
Sales to public authorities	1,200,597	1,180,222	20,375	1.7%

Total retail sales	5,912,474	5,727,669	184,805	3.2%

Wholesale:
Sales for resale	52,045	43,534	8,511	19.6%
Off-system sales	2,162,793	2,163,766	(973)	—

Total wholesale sales	2,214,838	2,207,300	7,538	0.3%

Total MWh sales	8,127,312	7,934,969	192,343	2.4%

Operating revenues (in thousands):
Non-fuel base revenues:
Retail:
Residential	$186,376	$170,399	$15,977	9.4%
Commercial and industrial, small	155,203	148,294	6,909	4.7%
Commercial and industrial, large	34,703	33,947	756	2.2%
Sales to public authorities	74,588	66,703	7,885	11.8%

Total retail non-fuel base revenues	450,870	419,343	31,527	7.5%
Wholesale:
Sales for resale	1,722	1,520	202	13.3%

Total non-fuel base revenues	452,592	420,863	31,729	7.5%

Fuel revenues (a):
Recovered from customers during the period (b)	109,171	135,881	(26,710)	(19.7%)
Under (over) collection of fuel	17,524	(21,795)	39,319	—
New Mexico fuel in base rates	57,151	55,894	1,257	2.2%

Total fuel revenues	183,846	169,980	13,866	8.2%

Off-system sales:
Fuel cost	60,777	75,642	(14,865)	(19.7%)
Shared margins	2,722	3,600	(878)	(24.4%)
Retained margins	(697)	5,392	(6,089)	—

Total off-system sales	62,802	84,634	(21,832)	(25.8%)

Other (c)	27,110	20,430	6,680	32.7%

Total operating revenues	$726,350	$695,907	$30,443	4.4%

Average number of retail customers:
Residential	335,792	331,210	4,582	1.4%
Commercial and industrial, small	37,484	36,479	1,005	2.8%
Commercial and industrial, large	50	49	1	2.0%
Sales to public authorities	4,675	4,695	(20)	(0.4%)

Total	378,001	372,433	5,568	1.5%

Number of retail customers (end of period):
Residential	337,088	333,162	3,926	1.2%
Commercial and industrial, small	38,441	36,592	1,849	5.1%
Commercial and industrial, large	51	49	2	4.1%
Sales to public authorities	4,601	4,803	(202)	(4.2%)

Total	380,181	374,606	5,575	1.5%

Weather statistics			30 Yr Average
Heating degree days	1,305	1,478	1,376
Cooling degree days	2,997	2,607	2,317

(a)	Includes deregulated Palo Verde Unit 3 revenues for the New Mexico jurisdiction of $11.6 million and $13.2 million, respectively.
(b)	Excludes $12.0 million and $23.3 million of refunds in 2011 and 2010, respectively, related to prior periods Texas deferred fuel revenues.
(c)	2011 includes $4.1 million related to the settlement of a transmission dispute with Tucson Electric Power Company.

El Paso Electric Company & Subsidiary

Nine Months Ended September 30, 2011 and 2010

Generation and Purchased Power Statistics

			Increase (Decrease)
	2011	2010	Amount	Percentage
Generation and purchased power (MWh):
Palo Verde	3,834,651	3,748,164	86,487	2.3%
Four Corners	486,607	461,332	25,275	5.5%
Gas plants (a)	2,663,827	2,276,456	387,371	17.0%

Total generation	6,985,085	6,485,952	499,133	7.7%
Purchased power	1,677,081	1,924,621	(247,540)	(12.9%)

Total available energy	8,662,166	8,410,573	251,593	3.0%
Line losses and Company use	534,854	475,604	59,250	12.5%

Total	8,127,312	7,934,969	192,343	2.4%

Palo Verde capacity factor	94.1%	92.0%	2.1%
Four Corners capacity factor	76.8%	68.4%	8.4%

(a)	Includes 193,460 MWhs for pre-commercial testing of Newman Unit 5 Phase II.

El Paso Electric Company and Subsidiary

Financial Statistics

At September 30, 2011 and 2010

(In thousands, except number of shares, book value per share, and ratios)

Balance Sheet	2011	2010
Cash and cash equivalents	$7,744	$66,948

Common stock equity	$812,852	$790,763
Long-term debt	816,484	849,733

Total capitalization	$1,629,336	$1,640,496

Current maturities of long-term debt	$33,300	$—

Short-term borrowings under the revolving credit facility	$17,793	$14,100

Number of shares - end of period	40,249,088	42,612,026

Book value per common share	$20.20	$18.56

Common equity ratio	48.4%	47.8%
Debt ratio	51.6%	52.2%